Exhibit 23(a)

                      CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 (No. 33-81778) filed with the Commission on July 20, 1994 and incorporated by reference in the Registration Statement (Form S-8) pertaining to the OrNda HealthCorp 1994 Management Equity Plan filed with the Commission on January 24, 1996, and we consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OrNda HealthCorp 1994 Management Equity Plan filed with the Commission on January 24, 1996 of our report dated October 10, 1995 (except for paragraph 7 of Note 6 and paragraph 9 of Note 8, as to which the dates are October 27, 1995 and October 31, 1995 respectively), with respect to the consolidated financial statements and schedule of OrNda HealthCorp included in its Annual Report (Form 10-K) for the year ended August 31, 1995, filed with the Securities Exchange Commission.


                              /s/ Ernst & Young LLP
                              Ernst & Young LLP


Nashville, Tennessee
January 24, 1996